UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders

On September 30, 2011, Cytomedix, Inc. held its annual meeting of shareholders at its offices in Gaithersburg, MD.  The shareholders approved the following three proposals:

Proposal 1 – Election of Directors. The shareholders elected James S. Benson, Mark T. McLoughlin, Craig B. Mendelsohn, David E. Jorden, Stephen N. Keith, C. Eric Winzer and Martin P. Rosendale as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld*

James S. Benson	24,608,449	99,562

Mark T. McLoughlin	24,612,849	95,162

David E. Jorden	24,627,849	80,162

Stephen N. Keith	24,612,841	95,170

C. Eric Winzer	24,626,699	81,312

Martin P. Rosendale	24,627,849	80,162

Craig Mendelsohn	24,626,599	81,412

* Proxies received were voted, unless authority was withheld, in favor of the election of the six nominees.

Proposal 2 – Ratification of Auditors. Shareholders also voted to ratify the appointment of Stegman & Company and as the Company’s independent registered accountant for the fiscal year ending December 31, 2011 with 43,805,447 shares voting for and 96,481 shares voting  against the Proposal.

Proposal 3 – Amendment to the LTIP. Shareholders also voted to approve the amendment to the Company’s Long-term Incentive Plan to increase the number of authorized shares from 6,500,000 to 8,000,000 shares with 22,066,692 shares voting for and 2,385,459 shares voting  against the Proposal.

Item 9.01    Financial Statement and Exhibits

(d)           Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew S. Maslan
Andrew S. Maslan
Chief Financial Officer

Date:  October 5, 2011